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                                                                 EXHIBIT 10.31.3


                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT, effective March 1, 2001 (the "Pledge Agreement"), is given by THE MILLER CONTINENTAL GROUP LLC, ("Miller"), in favor of UAG Connecticut, LLC ("UAG") and Automotive Group Realty, LLC ("AGR").

     A. Miller and UAG have entered into an Operating Agreement effective March 1, 2001, (the "Operating Agreement") pursuant to which Miller has acquired from UAG a Membership Interest in UAG Connecticut I, LLC (the "Miller Membership Interest"), upon the terms and conditions therein;

     B. As consideration for its purchase of the Miller Membership Interest, Miller has, among other things, executed a Promissory Note dated March 1, 2001 in favor of UAG (the "Promissory Note");

     C. Miller, UAG Connecticut I, LLC ("Company"), AGR, UAG and UAG Realty, LLC have entered into a Letter Agreement effective March 1, 2001 (the "Real Property Agreement"), pursuant to which Miller has acquired a twenty percent (20%) share of any appreciation in certain real property located in Fairfield, Connecticut (the "Real Property") owned by AGR and used in connection with the Company's operations and as consideration thereof has agreed to guarantee twenty percent (20%) of the lease payments due to AGR concerning the Real Property under a certain Lease Agreement dated September 29, 2000; and

     D. As security for its obligations under the Operating Agreement, Real Property Agreement and the Note, Miller has agreed to pledge and grant a priority security interest to UAG and AGR in and to the Miller Membership Interest on the terms and conditions set forth herein.

NOW THEREFORE, the parties agree as follows:

     1. Miller hereby grants to UAG and AGR a priority lien in, security interest in, and pledge of the Miller Membership Interest to be held for the benefit of UAG and AGR to secure all of Miller's obligations under the Operating Agreement, the Real Property Agreement and the Promissory Note (collectively, the "Obligations") in accordance with the terms and conditions of this Pledge Agreement.

     2. Miller represents and warrants that it is the owner of the Miller Membership Interest free from all liens, encumbrances, or security interests, that it has complete authority to pledge the Miller Membership Interest as provided herein, and that the execution and delivery of this Pledge Agreement by it will not constitute a breach or default, or an event which, with the giving of notice or passage of time or both, would constitute a breach or default, under any



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         agreement or restriction to which it is a party or by which it is bound.

     3. Subsequent to an Event of Default (as herein defined) Miller will pay all expenses and, upon request, take any action reasonably deemed advisable by UAG or AGR to preserve the Miller Membership Interest or to establish, determine priority of, perfect, continue to perfect or enforce UAG's and AGR's interest therein or rights under this Pledge Agreement.

     4. None of the following will affect the liabilities of Miller under this Pledge Agreement, the Obligations, or the rights of UAG or AGR with respect to the Miller Membership Interest: (a) acceptance or retention by UAG or AGR of other property or interests as security for Obligations; (b) the release of all or any of the Miller Membership Interest or other security for any of the Obligations; (c) any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; (d) failure by UAG or AGR to resort to other security or any person liable for any of the Obligations before resorting to the Miller Membership Interest; (e) any increase in the amount of the Obligations secured hereunder, for any reason whatsoever; and (f) any exercise of, or failure to exercise, any remedy.

     5. The occurrence of any one or more of the following will be deemed Events of Default:

               a. If Miller fails to make any payment required by or fails to perform any provision of either: (a) this Pledge Agreement;
                  (ii) the Operating Agreement; (iii) the Real Property Agreement; or (iv) the Promissory Note, and such failure or breach is not cured by Miller within 30 days after written notice with respect thereto or sooner if so dictated by the Operating Agreement, Promissory Note or Real Property Agreement;

               b. If Miller becomes the subject of bankruptcy proceedings or any proceedings for the reorganization or rehabilitation of debtors.

     6. Upon the occurrence of an Event of Default, UAG and AGR will have all rights and remedies for default provided by the Connecticut Uniform Commercial Code, as well as any other applicable law and any evidence of or document or agreement relating to the Obligations. With respect to such rights and remedies:

               a. Written notice sent to Miller as provided in Section 10 at least 20 calendar days (counting the day of sending) before the date of a proposed disposition of the Miller Membership Interest is reasonable notice to Miller.

               b. On demand by UAG or AGR, Miller will reimburse UAG and AGR for any expense incurred by them in protecting or enforcing their rights under this Pledge Agreement, including, without limitation, reasonable fees and charges of counsel and court costs, and all expenses of the preparing for



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                  disposition and disposing of the Miller Membership Interest.
                  After deduction of all expenses not reimbursed by Miller, UAG or AGR shall apply the proceeds of disposition to the Obligations in such order as set forth in the Collateral Agency Agreement.

               c. UAG or AGR may permit Miller or any endorser, guarantor or surety upon the Obligations to remedy any default without waiving the default so remedied, and UAG or AGR may waive any default as it applies to it without waiving any other subsequent or prior default by Miller or any other person.

               d. Unless and until there is an event of default that has not been cured within any applicable grace period, Miller shall be entitled to receive and enjoy all of the benefits and rights of ownership of the Miller Membership Interest.

     7. Whenever UAG or AGR or Miller would have the right under this Pledge Agreement to sell any Miller Membership Interest which is in the form of investment securities, the parties agree that if, in the opinion of UAG or AGR or their legal counsel, sales of such securities by UAG or AGR or Miller without registration of the securities under the Securities Act of 1922 (the "Act") or any similar state statute might, unless accomplished by one or more of the methods described in subsections a, b, or c below, be unlawful or constitute either UAG or AGR or Miller an "underwriter," as that term is defined in section 2(11) of the Act or such similar state statute, it will be commercially reasonable for UAG or AGR or both without registration to:

               a. sell all or part of the securities in compliance with Rule
                  144, Rule 237 or Regulation A under the Act as then in effect, or pursuant to any other rules or regulations under the Act then in effect, compliance with which would make applicable to the sale of the exemptions provided pursuant to sections 3(b) or 4(1) of the Act; or

               b. sell all or part of the securities in an intrastate public offering within the meaning of section 3(a)(11) of the Act; or

               c. sell all or part of the securities in one or more private transactions not involving any public offering in order to secure the exemption provided in section 4(2) of the Act, if:

                           (i) the securities are sold for cash to the highest bidder after offers to purchase have been received from at least two offerors;

                           (ii) UAG or AGR have reasonable grounds to believe and do believe that each such offeror has sufficient financial resources to enable him to purchase the securities




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                                    offered and that the offer was made in good
                                    faith;

                           (iii) each such offeror was informed, prior to the time he or she made his or her offer to purchase, that offers to purchase the securities were also being solicited from others; and

                           (iv) UAG or AGR have, for at least 30 days prior to the sale, solicited offers to purchase the securities within the restrictions imposed by federal or state securities laws.

             Nothing in this paragraph will prevent UAG or AGR from making any other commercially reasonable disposition of the Miller Membership Interest, and no sale of such Miller Membership Interest will be commercially unreasonable solely because it was not made in compliance with this section.

     8. In addition to UAG's and AGR's other rights, Miller irrevocably appoints AGR as proxy, with full power of substitution and revocation, upon the occurrence and during the continuance of any Event of Default, to exercise Miller's rights to attend meetings, vote, consent to and/or take any action respecting the Miller Membership Interest or the Company as fully as it might do. This proxy is coupled with an interest and will be irrevocable, so long as any of the Obligations are unpaid.

     9. UAG and AGR acknowledge that Miller has delivered certificates representing the Miller Membership Interest to UAG in order to perfect UAG's and AGR's security interests therein. This Agreement is subject to the terms and conditions of the Collateral Agency Agreement dated effective March 1, 2001 among UAG, the Company and AGR which, among other things, sets forth the manner in which the proceeds from the disposition of the Miller Membership Interest shall be shared by UAG and AGR. Upon the occurrence of an Event of Default, UAG or AGR, as the case may be, shall send written notice to the other party.

     10. Any request, notice, direction or other service required or permitted to be made or given by any party hereto including without limitation any service of process in connection with any action brought to enforce, or in connection with this Agreement will be in writing and will be deemed sufficiently given or served for all purposes if (i) delivered in person, or (ii) sent by recognized overnight courier, with all charges prepaid, or (iii) mailed by first class mail, registered or certified, with return receipt requested and postage prepaid to the party entitled thereto; and if sent by courier or mail, addressed to UAG at: UAG Connecticut LLC, c/o United Auto Group, Inc., 13400 Outer Drive West, B-36, Detroit, MI 48239, Attention: General Counsel; or addressed to Miller at: Miller Continental Group LLC, c/o Richard F. Koppelman, 342 West Putnam Avenue, Greenwich, CT 07840; or if addressed to AGR: Automotive Group Realty, LLC, c/o Penske Corporation, 13400 Outer Drive West, B-36, Detroit, MI 48239, Attention:




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         General Counsel; or such other address as may have been previously specified by notice given to the other parties hereto as specified in this paragraph.

     11. This Pledge Agreement may not be modified except by a writing signed by the party against who such modification is sought to be enforced.

     12. If any provision of this Pledge Agreement is determined to be illegal, invalid or otherwise unenforceable, such illegality, invalidity or unenforceability will have no effect on any of the other provisions hereof, and all such other provisions will remain valid, operative and enforceable.

     13. This Pledge Agreement is made under, and will be governed by the laws of the State of Connecticut excluding any such laws which require the application of the law of any other jurisdiction.

     14. When this Pledge Agreement refers to any action to be taken or consent to be given by UAG, action or consent of the members of UAG holding a majority of the membership interests of UAG held by all of UAG's will be sufficient for all purposes.

     15. If a party breaches this Pledge Agreement and if counsel is employed to enforce this Agreement, then the successful party will be entitled to its legal costs and reasonable fees and charges of counsel for the enforcement of this Pledge Agreement.

     16. This Pledge Agreement will be binding on the parties hereto and their respective successors and assigns.

     17. This Pledge Agreement may be executed in counterparts and by facsimile signatures.


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                                        THE MILLER CONTINENTAL GROUP LLC


                                        /s/ Richard S. Koppelman
                                        ------------------------
                                        By:    Richard S. Koppelman
                                        Its:   Manager




                                        UAG CONNECTICUT, LLC


                                        /s/ Robert H. Kurnick, Jr.
                                        --------------------------
                                        By:  Robert H. Kurnick, Jr.
                                        Its: Assistant Secretary




                                        AUTOMOTIVE GROUP REALTY, LLC


                                        /s/ Peter E. Mogk
                                        -----------------
                                        By:  Peter E. Mogk
                                        Its: Treasurer

















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